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                                                                       EXHIBIT 1


                          AGREEMENT AND PLAN OF MERGER

       This Agreement and Plan of Merger (this "Agreement"), dated as of December 30, 1996, by and among Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent Trust"), Crescent Real Estate Equities, Inc., a Maryland corporation ("Crescent Inc."), and CRE Limited Partner, Inc., a Delaware corporation and a wholly owned subsidiary of Crescent Inc. ("CRE Ltd."), evidences that, in consideration of the mutual obligations and covenants set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                            SURVIVING ENTITY; NAME;
                         DECLARATION OF TRUST; BYLAWS;
                          TRUST MANAGERS AND OFFICERS

       1.1 Crescent Trust, Crescent Inc. and CRE Ltd. are sometimes hereinafter collectively referred to as the "Constituent Entities".

       1.2 In accordance with the provisions of the Texas Real Estate Investment Trust Act (the "Texas REIT Act"), the General Corporation Law of the State of Delaware (the "DGCL") and the General Corporation Law of the State of Maryland (the "MGCL"), Crescent Inc. and CRE Ltd. will, at the Effective Time (as defined in Section 3.3), be merged into Crescent Trust, the separate corporate existence of Crescent Inc. and of CRE Ltd. shall cease, and Crescent Trust shall be the surviving entity ("Surviving Entity"). Crescent Trust will continue to exist under and to be governed by the laws of Texas. Such transaction is hereinafter referred to as the "Merger."

       1.3 At the Effective Time, the name of the Surviving Entity will be Crescent Real Estate Equities Company.

       1.4 The Declaration of Trust of Crescent Trust as in effect immediately prior to the Effective Time will, until further amended as provided by law, be the declaration of trust of the Surviving Entity.

       1.5 The Bylaws of Crescent Trust in effect immediately prior to the Effective Time will be the bylaws of the Surviving Entity until altered, amended or rescinded.

       1.6 The members of the Board of Directors of Crescent Inc. immediately prior to the Effective Time will be the trust managers of the Surviving Entity. Unless the foregoing trust managers sooner resign or are removed, they will hold their respective offices from the Effective Time until their respective successors are elected and qualify.

       1.7 The officers of Crescent Inc. immediately prior to the Effective Time will be the officers of the Surviving Entity. Unless the foregoing officers sooner resign or are removed, they
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will hold their respective offices from the Effective Time until their respective successors are elected or appointed.

                                   ARTICLE II

                    CAPITALIZATION; CONVERSION AND EXCHANGE
                                OF CAPITAL STOCK

       2.1 At the Effective Time, each share of beneficial interest, par value $0.01 per share (the "Crescent Trust Shares"), of Crescent Trust issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be cancelled and retired and no Crescent Trust Shares shall be issued in respect thereof or other consideration given therefor, and the capital of Crescent Trust shall be deemed to be reduced by the amount of $1,000, the amount represented by such outstanding shares.

       2.2 At the Effective Time, each share of the common stock, par value $0.01 per share (the "Crescent Inc. Stock"), of Crescent Inc. issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive one (1) Crescent Trust Share. As a result of the Merger and without any action on the part of the holder thereof, all shares of Crescent Inc. Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of a certificate representing any shares of Crescent Inc. Stock shall thereafter cease to have any rights with respect to such shares of Crescent Inc. Stock, except the right to receive, without interest, Crescent Trust Shares as herein provided upon the surrender of a certificate representing shares of Crescent Inc. Stock.

       2.3 At the Effective Time, each share of the common stock, par value $0.01 per share, of CRE Ltd. issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding and shall be cancelled and retired and no Crescent Trust Shares shall be issued in respect thereof or other consideration given therefor.

       2.4 At the Effective Time, all options (individually, a "Crescent Inc. Option" and collectively, the "Crescent Inc. Options") then outstanding under the 1994 Crescent Real Estate Equities, Inc. Stock Incentive Plan and the Amended and Restated 1995 Crescent Real Estate Equities, Inc. Stock Incentive Plan shall remain outstanding following the Effective Time. At the Effective Time, such Crescent Inc. Options shall, by virtue of the Merger and without any further action on the part of Crescent Inc. or the holder of any such Crescent Inc. Options, be assumed by Crescent Trust.

       2.5 At and after the Effective Time each holder of a certificate representing shares of Crescent Inc. Stock, upon presentation and delivery of such certificate to Crescent Trust together with properly completed transmittal forms, will be entitled to receive in exchange therefor a certificate or certificates representing the number of fully paid and nonassessable whole Crescent





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Trust Shares to which such holder is entitled as provided in Section 2.2.  At the Effective Time, each such certificate which represented issued and outstanding shares of Crescent Inc. Stock at the Effective Time will be deemed for all purposes to evidence the number of Crescent Trust Shares into which such shares of Crescent Inc. Stock will have been converted pursuant to Section 2.2.

       2.6 All shares of Crescent Inc. Stock presented and surrendered will be cancelled.

                                  ARTICLE III

                         SHAREHOLDERS' MEETING; FILINGS
                         RELATING TO THE EFFECTIVE DATE

       3.1 This Agreement has been or will be submitted to the respective shareholders of the Constituent Entities for their approval and adoption at meetings to be duly called and held or by unanimous written consent of shareholders in lieu of such meetings. The Constituent Entities will proceed expeditiously and cooperate fully in the procurement of any other consents and approvals, the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for the consummation of the Merger.

       3.2 The appropriate officers of the Constituent Entities will execute and verify, and cause to be filed, appropriate documentation in connection with the Merger in accordance with the Texas REIT Act, the DGCL and the MGCL.

       3.3 The Merger will become effective at 11:59 p.m., Dallas, Texas time, on December 31, 1996 (the "Effective Time").

                                   ARTICLE IV

                         CERTAIN EFFECTS OF THE MERGER

       4.1 When the Merger becomes effective, the separate existence of Crescent Inc. and CRE Ltd. will cease and all rights, title, and interests to all real estate and other property owned by the Constituent Entities shall be allocated and vested in the Surviving Entity without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens thereon. All liabilities and obligations of the Constituent Entities shall be allocated to the Surviving Entity, and the Surviving Entity shall be the primary obligor therefor and, except as otherwise set forth in this Agreement or as otherwise provided by law or contract, no other party to the Merger shall be liable therefor.

       4.2 At the time, or from time to time, after the Effective Time, the last acting officers and directors of Crescent Inc. and CRE Ltd. will, as and when requested by the Surviving Entity or its successors or assigns, execute and deliver all such deeds, assignments and other instruments and take or cause to be taken all such further or other reasonable action as the Surviving Entity deems reasonably necessary or desirable in order to vest, perfect or confirm in the





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Surviving Entity title to and possession of all of the properties, rights, privileges, powers, franchises, immunities and interests of Crescent Inc. and CRE Ltd. and otherwise to carry out the purpose of this Agreement.

                                   ARTICLE V

                     CLOSING DATE; TERMINATION; AMENDMENTS,
                               SUPPLEMENTS, ETC.

       5.1 This Agreement may be executed in multiple counterparts, each of which will be deemed an original and all of which together will constitute one agreement.

       5.2 The Board of Directors of Crescent Inc. may, in its sole and absolute discretion, abandon or terminate this Agreement after receipt of stockholder approval, but prior to the Effective Time, if the Board of Directors of Crescent Inc. determines the Merger is no longer in Crescent Inc.'s best interest.

       5.3 Subject to Section 5.2, this Agreement may be terminated, amended or supplemented at any time before the Effective Time by the written consent of all parties hereto in accordance with applicable law.





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       In order to evidence the foregoing, Crescent Trust, Crescent Inc. and
CRE Ltd. have caused this Agreement to be signed by their duly authorized officers as of the date first above written.


                                      CRESCENT REAL ESTATE EQUITIES COMPANY



                                      By:    /s/ Gerald W. Haddock
                                          --------------------------------------
                                         Name:     Gerald W. Haddock
                                               ---------------------------------
                                         Title:    President
                                                --------------------------------

                                      CRESCENT REAL ESTATE EQUITIES, INC.


                                      By:     /s/ Gerald W. Haddock
                                         ---------------------------------------
                                         Name:     Gerald W. Haddock
                                               ---------------------------------
                                         Title:    President
                                                --------------------------------


                                      CRE LIMITED PARTNER, INC.


                                      By:     /s/ Gerald W. Haddock
                                         ---------------------------------------
                                         Name:     Gerald W. Haddock
                                               ---------------------------------
                                         Title:    President
                                                --------------------------------





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